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Exhibit 23.5

Consent of Charles Windsor—Nominee for Director

        I hereby consent to serve as a member of the Board of Directors of Perficient, Inc. (the "Company") if I am so elected. I also consent to the reference to me as a nominee for Director in the Registrant Statement of the Company on Form S-4 (File No. 333-73466), including any and all amendments thereto.

Dated: January 10, 2002

/s/ CHARLES WINDSOR Charles Windsor

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  Exhibit 23.5
Consent of Charles Windsor—Nominee for Director